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                  OMNIBUS FINANCING AGREEMENT


     This Omnibus Financing Agreement (this "Agreement"), dated as of June 30, 1999, is made by and among American Airlines, Inc., a Delaware corporation ("American"), The SABRE Group, Inc., a Delaware corporation f/k/a TSG Corporation ("TSG"), The SABRE Group Holdings, Inc., a Delaware corporation ("Holdings"), and AMR Corporation, a Delaware corporation ("AMR").


     WHEREAS, TSG owes certain monies to AMR evidenced by that certain TSG Corporation Subordinated Debenture, dated July 2,
1996 (the "TSG Debenture"), entered into by TSG in favor of AMR;
and

     WHEREAS, TSG would like to pay to AMR the total outstanding principal balance of, all accrued but unpaid interest on, and all other amounts owing pursuant to, the TSG Debenture, and to cancel the TSG Debenture, on and as of June 30, 1999; and

     WHEREAS, American owes certain monies to Holdings evidenced by that certain Promissory Note and Agreement, dated March 17, 1999 (the "American Note"), entered into by and among American, TSG, Holdings and AMR; and

     WHEREAS, American would like to pay to Holdings the total outstanding principal balance of the American Note on and as of June 30, 1999 and all accrued but unpaid interest on the American Note on and as of July 9, 1999, and would like to cancel the American Note; and

     WHEREAS, pursuant to the American Note, American, TSG, Holdings and AMR agreed that all obligations of TSG pursuant to
Section 2.02 of that certain Credit Agreement, dated as of July 1, 1996 (the "Credit Agreement"), among American, AMR, TSG and Holdings, were thereby terminated; and

     WHEREAS, the parties hereto desire to reinstate the obligations of TSG pursuant to Section 2.02 of the Credit
Agreement on and as of July 1, 1999, and to extend the term of the Credit Agreement to June 30, 2000;

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follow:

     Section 1. Payment on the TSG Debenture and Cancellation Thereof. Notwithstanding the provision of the TSG Debenture stating that the TSG Debenture may be prepaid on (and only on) an Interest Payment Date (as defined in the TSG Indenture), on the date hereof or such later date as the parties hereto shall agree in writing (the "Closing Date"), TSG shall pay to AMR, in the manner set forth in Section 3 hereof, the amount of $322,183,884.99, being the total outstanding principal
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balance of, all outstanding interest on, and all other amounts owing pursuant to, the TSG Debenture (the "TSG Outstanding Amounts") and, upon receipt by AMR of such payment, the TSG Outstanding Amounts shall be fully paid and the TSG Debenture shall be canceled.

     In connection with the foregoing, TSG hereby represents and warrants on and as of the date hereof and as of the Closing Date that full payment of amounts due for principal, premium, if any, sinking funds and interest on Superior Indebtedness (as defined in the TSG Debenture) has been made or duly provided for in money or money's worth; and there has not been given under any Superior Indebtedness or any agreement pursuant to which any Superior Indebtedness is issued notice to TSG of any default or any condition, event or act that, with lapse of time, would constitute a default.

     Section 2.     Payment on the American Note and Cancellation
Thereof.   (a) On the Closing Date, American shall pay to
Holdings, in the manner set forth in Section 3 hereto, the amount of $300,000,000.00, being the total outstanding principal balance of the American Note.

     (b) On July 9, 1999, American shall pay to Holdings, in the manner set forth in Section 3 hereto, all accrued but unpaid interest on the American Note. Upon receipt by Holdings of such payments, the American Note shall be fully paid and shall be canceled.

     Section 3. Method of Payment. The payment to be made by TSG to AMR pursuant to Section 1 hereof and the payments to be made by American to Holdings pursuant to Section 2 hereof shall be made as follows:

     (a) On the Closing Date TSG shall pay to AMR the TSG Outstanding Obligations by (i) paying to AMR by wire transfer of immediately available funds, the sum of $22,183,884.99 and (ii) crediting the account of Holdings the sum of $300,000,000.00;

     (b) On the Closing Date, American shall pay to Holdings the total outstanding principal balance of the American
          Note by crediting the account of AMR the sum of $300,000,000.00; and

     (c) On July 9, 1999, American shall pay to Holdings all accrued but unpaid interest on the American Note by paying to Holdings by wire transfer of available funds the amount of such accrued but unpaid interest.

     Upon the making of the payments and credits set forth above, the obligation of TSG to pay the TSG Outstanding Amounts pursuant to Section 1 hereof and the obligations of American to pay the principal amount of, and all accrued but unpaid interest on, the American Note pursuant to Section 2 hereof shall be fully met.

     The payment by wire transfer of immediately available funds to be made by TSG to AMR
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 as set forth in clause (i) of subsection (a) of this Section 3 shall be made by TSG to the account of AMR with The Chase Manhattan Bank (New York, New York) (ABA No. 021000021), AMR Corporation Account No. 910-2-478089, or such other account as AMR may designate in writing to TSG.

     The payment by wire transfer of immediately available funds to be made by American to Holdings as set forth in subsection (c) of this Section 3 shall be made by American to the account of Holdings with Citibank N.A. (New York, New York) (ABA No. 021000089), The SABRE Group Holdings, Inc. Account No. 4078-8429, or such other account as Holdings may designate in writing to American.

     Section 4. Reinstatement of the TSG Obligations under the Credit Agreement. On and as of July 1, 1999, the provisions of Section 2 of the American Note be and hereby are terminated and the obligations of TSG pursuant to Section 2.02 of the Credit Agreement, including, without limitation, TSG's obligation to make any TSG Advance (as defined in the Credit Agreement), are hereby fully and completely reinstated and shall be in full force and effect on the terms set forth therein, as amended hereby.

     Section 5.     Amendments to the Credit Agreement.  The
Credit Agreement be and hereby is amended as set forth below:

     (a) Section 1.01(o) is hereby amended by inserting after the words "Morgan Guaranty Trust Company of New York" the words ", as amended from time to time".

     (b) Section 2.05 is hereby amended by inserting in the seventh sentence thereof after the words "under the Debenture" the words "or the Debenture has been canceled".

     (c) Section 3.04 is hereby amended (i) by deleting the first sentence and inserting in lieu thereof the following sentence:
          "This Agreement commences on the date of this Agreement first set forth above and will continue until June 30, 2000." and (ii) deleting subclause (d) thereof and inserting in lieu thereof the following: "(d) [Intentionally Omitted]".

     Section 6.     Closing.  This Agreement shall become
effective upon the occurrence of the following:

     (a) the execution and delivery to each of the parties hereto of counterparts of this Agreement;

     (b) the making of the payments required by Sections 1 and 2(a) hereof in the manner set forth in Section 3 hereof;
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     (c)  the delivery by AMR to TSG of the originally executed TSG
          Debenture marked "Canceled"; and

     (d) the delivery by TSG and Holdings of each originally executed American Note marked "Canceled".

     Section 7. Dispute Resolution. All disputes under this Agreement shall be resolved in the manner provided in Article 16 of that certain Management Services Agreement, effective on July 1, 1996, between American and TSG, as it may be amended from time to time, as if each of American, TSG, Holdings and AMR were party to such agreement. If a dispute arises after June 30, 1999, such dispute resolution procedures shall continue to apply regardless of the status of the Management Services Agreement.

     Section 8. Assignment. No party hereto may assign this Agreement, or its rights or obligations hereunder, without the prior written consent of all other parties.

     Section 9. Amendment. This Agreement may not be amended except by a written instrument executed by all parties hereto.

     Section 10. Waivers. The parties hereto may (a) extend the time for performance of any of the obligations or other acts of a party or (b) waive compliance with any of the agreements of a party contained herein, in either case by written instrument executed by all parties hereto. No waiver of any term of this Agreement shall be construed as a waiver of the same term in any other situation or a waiver of any other term of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

     Section 11. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

     Section 12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 13.    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws of such State.

     Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, American, TSG, Holdings and AMR have
caused this Agreement to be executed as of the date first above written.

                              AMERICAN AIRLINES, INC.


                              By:  /s/ Gerard J. Arpey
                              Its:  Senior Vice President-Finance and Planning
                                     and Chief Financial Officer


                              THE SABRE GROUP, INC.


                                 By:    /s/ Jeffery M. Jackson
                               Its:  Executive Vice President and
                                     Chief Financial Officer


                              THE SABRE GROUP HOLDINGS, INC.



                                 By:    /s/ Jeffery M. Jackson
                               Its:  Executive Vice President,
                              Chief Financial Officer and Treasurer


                              AMR CORPORATION



                              By:  /s/ Gerard J. Arpey
                              Its:  Senior Vice President-Finance and Planning
                                     and Chief Financial Officer